                                                                    EXHIBIT 99.1
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                        [VION PHARMACEUTICALS, INC LOGO]

                            COMPANY CONTACT: VION PHARMACEUTICALS, INC.
                                             Alan Kessman, CEO
                                             Howard B. Johnson, President & CFO
                                             (203) 498-4210

               VION MOURNS THE DEATH OF DIRECTOR WALTER B. WRISTON

NEW HAVEN, CT, JANUARY 21, 2005 -- VION PHARMACEUTICALS, INC. (NASDAQ SMALLCAP:
VION) announced today that its Chief Executive Officer, Alan Kessman, made the following statement concerning the death of Walter B. Wriston, a member of its
Board of Directors.

Mr. Kessman said, "Walter Wriston was an invaluable member of Vion's Board of
Directors for several years. His keen advice and sound insights on the operations of our Company will be missed. All of us at Vion offer our deeply felt condolences to his family."

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